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                                                              EXHIBIT 23.4

                      CONSENT OF INDEPENDENT ACCOUNTANTS

  We consent to the inclusion in this Registration Statement of Patriot American Hospitality, Inc. on Form S-11 of our report dated January 15, 1996, on our audits of the financial statements of Certain of the Initial Hotels. We also consent to the reference to our Firm under the captions "Selected Financial Information" and "Experts".

                                                  Coopers & Lybrand L.L.P.

Fort Lauderdale, Florida

June 25, 1996